UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2014

Bitcoin Shop, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55141	26-2477977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 North Fort Myer Drive, Suite #1105 Arlington, Virginia	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 764-1084

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 7, 2014, Bitcoin Shop, Inc. (the “Company”) entered into an Option Cancellation and Release Agreement (each, a “Cancellation Agreement”) with each of Charles Allen, its Chief Executive Officer, Chief Financial Officer and Chairman, Charles Kiser, its Chief Marketing Officer, Michal Handerhan, its Chief Operating Officer and corporate secretary and Timothy Sidie, its former Chief Technology Officer (collectively, the “Company Option Holders”) pursuant to which each of the Company Option Holders agreed to return to the Company for cancellation, options to purchase up to 1,550,368 shares (or 6,201,472 shares in the aggregate) of the Company’s common stock, par value $0.001 per share, with an exercise price of $0.50, held by them.

On November 7, 2014, the Board of Directors of the Company granted Charles Allen an eight year non-qualified stock option under the Company’s 2014 Equity Incentive Plan (the “Plan”) to purchase up to an aggregate of Nine Million Five Hundred Thousand (9,500,000) shares of the Company’s common stock with a per share exercise price of $0.10 (the “Allen Option”).  The Allen Option vests as follows:

•
Three Million Five Hundred Thousand (3,500,000) shares of common stock shall vest if (i) EBITDA (as defined in the Allen Option), as reported in the Company’s Annual Report on Form 10-K for the fiscal year ending 2015, is at least Five Hundred Thousand Dollars ($500,000), and (ii) 2015 EBITDA Per Share (as defined in the Allen Option) is at least $0.003;

•
Five Million (5,000,000) shares of common stock shall vest if (i) EBITDA, as reported in the Company’s Annual Report on Form 10-K for the fiscal year ending 2016, is at least Three Million Dollars ($3,000,000) and (ii) 2016 EBITDA Per Share (as defined in the Allen Option) is at least $0.014 per share; and

•	One Million (1,000,000) shares of common stock shall vest upon the listing of the Company’s common stock on a national securities exchange on or prior to December 31, 2016.

Additionally, on November 7, 2014, the Board of Directors of the Company granted Michal Handerhan an eight year non-qualified stock option under the Plan to purchase up to an aggregate of Two Million Nine Hundred and Fifty Thousand (2,950,000) shares of the Company’s common stock with a per share exercise price of $0.10 (the “Handerhan Option”).  The Handerhan Option shall vest as follows:

•
Two Hundred and Fifty Thousand (250,000) shares of common stock shall vest if (i) EBITDA (as defined in the Handerhan Option), as reported in the Company’s Annual Report on Form 10-K for the fiscal year ending 2015, is at least Five Hundred Thousand Dollars ($500,000) and (ii) 2015 EBITDA Per Share (as defined in the Handerhan Option) is at least $0.003;

•
Three Hundred and Fifty Thousand (350,000) shares of common stock shall vest if (i) EBITDA, as reported in the Company’s Annual Report on Form 10-K for the fiscal year ending 2016, is at least Three Million Dollars ($3,000,000) and (ii) 2016 EBITDA Per Share (as defined in the Handerhan Option) is at least $0.014 per share;

•
One Million Five Hundred Thousand (1,500,000) shares of common stock shall vest if the revenue of the Company’s wholly owned subsidiary Bitcoinshop.us LLC for fiscal year ending 2016 as reported in the Company’s Annual Report on Form 10-K for the fiscal year ending, 2016 is at least One Million Dollars ($1,000,000); and

•
Eight Hundred and Fifty Thousand (850,000) shares of common stock shall vest upon the successful completion of various milestones on or prior to December 31, 2015, as described in the Handerhan Option.

The Cancellation Agreements for each of the Company Option Holders are filed as Exhibits 10.1-10.4 and the Option Agreements between each of Charles Allen and Michal Handerhan are filed as Exhibits 10.5 and 10.6, respectively.  The foregoing information is a summary of the Cancellation Agreements, Allen Option, Handerhan Option and related transaction, is not complete, and is qualified in its entirety by reference to the full text of the Cancellation Agreements, Allen Option and Handerhan Option, which are attached as exhibits to this Current Report on Form 8-K.  Readers should review the Cancellation Agreements, the Allen Option and the Handerhan Option for a complete understanding of the terms and conditions associated with this transaction.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 is incorporated herein by reference.

The transactions did not involve any underwriters, underwriting discounts or commissions, or any public offering.  The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) and/or Rule 506 thereunder, as a transaction by an issuer not involving a public offering.

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

        The information set forth in Item 1.01 is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.  The following exhibits are filed with this Report:

Exhibit Number	Description

10.1	Option Cancellation and Release Agreement between Bitcoin Shop, Inc. and Charles Allen
10.2	Option Cancellation and Release Agreement between Bitcoin Shop, Inc. and Charles Kiser
10.3	Option Cancellation and Release Agreement between Bitcoin Shop, Inc. and Michal Handerhan
10.4	Option Cancellation and Release Agreement between Bitcoin Shop, Inc. and Timothy Sidie
10.5	Option Agreement between Bitcoin Shop, Inc. and Charles Allen
10.6	Option Agreement between Bitcoin Shop, Inc. and Michal Handerhan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITCOIN SHOP INC.

Dated: November 10, 2014	By:	/s/ Charles W. Allen
Charles W. Allen
Chief Executive Officer